Consent of Independent Auditors






We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 24, 1999 on the financial statements and financial highlights of Principal International SmallCap Fund, Inc. in this Post-Effective Amendment No. 11 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-29139) and related prospectuses of Principal International SmallCap Fund, Inc.


                                                           /s/ ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP


Des Moines, Iowa
April 26, 2000